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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mueller Industries, Inc. 1998 Stock Option Plan of our report dated February 6, 1998, with respect to the consolidated financial statements of Mueller Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 27, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis Tennessee
May 7, 1998